Exhibit 10.28
EXHIBIT A1 TO
CREDIT AGREEMENT
REVOLVING NOTE

$20,000,000	November 1, 2010 Newport Beach, California
          FOR VALUE RECEIVED, UNIVERSAL ELECTRONICS INC., a corporation organized under the laws of the State of Delaware, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Bank”) at its main office in Newport Beach, California, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Termination Date the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.
          This note is the Revolving Note referred to in the Credit Agreement dated concurrently herewith (as the same may hereafter be from time to time amended, restated, or otherwise modified, the “Credit Agreement”) between the undersigned and the Bank. This note is subject to acceleration, upon the terms provided in the Credit Agreement.
          In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees, in accordance with the terms and conditions set forth in the Credit Agreement. Except as otherwise expressly set forth under the terms and conditions set forth in the Credit Agreement, the undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest, and notice of dishonor.
          This note amends and restates the Revolving Note given by the undersigned in favor of the Bank dated December 23, 2009, in the original principal amount of $15,000,000 (the “Prior Note”). It is expressly intended, understood, and agreed that this note shall replace the Prior Note as evidence of such indebtedness of the undersigned to the Bank, and all indebtedness heretofore represented by the Prior Note, as of the date hereof, shall be considered outstanding hereunder from and after the date hereof and shall not be considered paid (nor shall the undersigned’s obligation to pay the same be considered discharged or satisfied) as a result of the issuance of this note.
          THE VALIDITY, CONSTRUCTION, AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

Ex A-1

UNIVERSAL ELECTRONICS INC.
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